Exhibit 99.2

FOR IMMEDIATE RELEASE

Contact:
Bill Cotton
Flight Safety Technologies
(847) 806-7707

FLIGHT SAFETY TECHNOLOGIES PLANS KEY SYSTEM TESTS
FOR WAKE VORTEX TECHNOLOGY

MYSTIC, CT, July 14, 2003 -- Flight Safety Technologies, Inc. (OTCBB:FLST), announced today that it has finalized its plans to test its Socrates Wake Vortex Detection and Tracking technology at the Denver International Airport this summer. The Socrates test is scheduled to start on August 18, 2003 and testing is planned to continue through mid September. Lockheed/Martin Corporation is the principal subcontractor and team partner with FST on the project. Other participants in the test will include NASA, the DOT Volpe National Transportation Systems Center and the German Aerospace Center (Deutches Zentrum fur Luft-und Raumfahrt), commonly called DLR. DLR is one of the most prestigious aerospace research institutions in Europe and has been independently measuring the acoustic emissions from wake vortices in tests at Frankfurt International, Berlin and other airports.

Recently the Federal Aviation Administration has promulgated an official document titled "Mission Needs Statement for Wake Turbulence". This document calls for a long-term investment over FY2002 through 2010 of $206.6 M in wake turbulence R & D by the federal government. The funding includes procurement and testing of a prototype wake turbulence sensor system and deployment and integration of it at selected airports. Any funding under this program must be annually reviewed by the Office of Management and Budget prior to submission to the Congress for authorization and appropriation preceding approval by the President. There is no assurance as to how much, if any, of this funding will be ultimately approved and appropriated by the United States Congress and enacted into law, or received by FST. "The FAA has assigned an overall moderate to high risk ranking to this program due to technical unknowns and risks associated with getting controllers and pilots to accept a ground or flight deck (or both) based system".

The company is continuing to develop its patented UNICORN collision avoidance technology. The company has become aware of a growing interest on the part of NASA, FAA, the Department of Homeland Defense and the Department of Defense, regarding the proliferation of the current and planned uses of Unmanned Air Vehicles (UAVs) also called Drones. These UAVs would present a risk of collision with private and commercial aircraft if operated outside of restricted airspace and thus there is a requirement for a collision avoidance capability. The company has begun preliminary discussions with NASA regarding the possible application of its UNICORN technology to this UAV requirement, and plans to submit an unsolicited proposal for NASA funding for this project. Although NASA has a substantial budget plan for UAV technology, there is no assurance that the company's proposal will be accepted or that it will receive any government funding for UNICORN.

FST has been notified by attorneys representing another company that asserts that there may be a conflict regarding the company's name. This other company is named FlightSafety, International and is privately owned. FST vigorously denies that there is any connection or conflict between the companies' respective names and that the words "flight" and "safety" are generic and widely used together, and thus represent no implicit connection between the two companies and do not represent any conflict.

For more extensive information on Flight Safety Technologies, Inc., please consult its website at www.flysafetech.com and its SEC filings including various Risk Factors set forth in those filings.

'Safe Harbor' statement under the Private Securities Litigation Reform Act of 1995: This release contains forward looking statements identified by the use of words such as should, believes, plans, goals, expects, may, will, objectives, missions, or the negative thereof, other variations thereon or comparable terminology. Such statements are based on currently available information which management has assessed but which is dynamic and subject to rapid change due to risks and uncertainties that affect our business, including, but not limited to, the impact of competitive products and pricing, limited visibility into future product demand, slower economic growth generally, difficulties inherent in the development of complex technology and new products sufficiency and availability of capital to fund operations, research and development, fluctuations in operating results and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and may be forward looking statements. Forward looking statements involve a number of risks and uncertainties which could cause actual results or events to differ materials from those presently anticipated.